UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): November 27, 2024

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock of The Macerich Company, $0.01 par value per share	MAC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS.

On November 27, 2024, The Macerich Company (the “Company”) completed the issuance and sale of 23,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to an underwriting agreement, dated as of November 25, 2024 (the “Underwriting Agreement”), by and among the Company and Goldman Sachs & Co. LLC, as representative of the several underwriters named on Schedule I thereto (the “Underwriters”). The Company granted the Underwriters a 30-day option to purchase up to an additional 3,000,000 shares of Common Stock, which was exercised in full. The public offering price of the Shares is $19.75 per share.

The offer and sale of the Shares were registered with the Securities and Exchange Commission (the “Commission”) pursuant to a registration statement on Form S-3 (File No. 333-273707) (the “Registration Statement”) under the Securities Act of 1933, as amended, which became effective upon filing with the Commission on August 4, 2023.

The Company will contribute the net proceeds from the offering, including proceeds from the exercise by the Underwriters of their option to purchase additional shares, to The Macerich Partnership, L.P. (the “Operating Partnership”) in exchange for securities of the Operating Partnership that have economic interests substantially similar to those of the Common Stock. The Operating Partnership intends to use the net proceeds from the offering, together with $39.0 million in cash on hand, including net proceeds from sales under the Company’s “at the market” offering program, to repay the $478.0 million mortgage loan secured by the Company’s Washington Square property. Pending such use, the Operating Partnership may invest the net proceeds in short-term, interest-bearing deposit accounts.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary indemnification by the Company for losses or damages arising out of or in connection with the sale of the Shares.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

A copy of the legal opinion of the Company’s counsel, Venable LLP, relating to the legality of the Shares is attached hereto as Exhibit 5.1 and is incorporated herein by reference and into the Registration Statement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

1.1*	Underwriting Agreement, dated as of November 25, 2024, by and among The Macerich Company and Goldman Sachs & Co. LLC, as representative of the several underwriters named on Schedule I thereto.

5.1*	Opinion of Venable LLP regarding the legality of the shares offered

23.1*	Consent of Venable LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

	By:	DANIEL E. SWANSTROM II

November 27, 2024	/s/ Daniel E. Swanstrom II
Date	Senior Executive Vice President,
Chief Financial Officer and Treasurer